UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BEST BUY CO., INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

BEST BUY CO., INC. 7601 Penn Avenue South Richfield, Minnesota 55423

SUPPLEMENT TO PROXY STATEMENT
FOR 2011 REGULAR MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 21, 2011

        This supplement relates to the proxy statement filed with the Securities and Exchange Commission on or about May 26, 2011, relating to the Regular Meeting of Shareholders of Best Buy Co., Inc. (the "Company") to be held on June 21, 2011 at Best Buy Corporate Campus Theater, 7601 Penn Avenue South, Richfield, MN 55423, beginning at 9:30 a.m. Central Daylight Time.

        The purpose of this supplement is to provide notice that, following the printing and mailing of the Company's 2011 Proxy Statement, the Company received notice from the shareholder proponent of the proposal in favor of declassification of our board that they are withdrawing their proposal. The proposal was listed as Item 8 on the Proxy Statement and should be disregarded as you vote. All other information contained in both the Proxy Statement and the proxy card is unchanged.

        Any votes regarding Item 8 will be disregarded and will not be tabulated.

June 3, 2011